EXHIBIT 21

LIST OF SUBSIDIARIES

COMPANY                                                  STATE OF ORGANIZATION
-------                                                  ---------------------
IMPACT Center of Albany, LLC                                   Tennessee
IMPACT Center of Bayonne, LLC                                 New Jersey
IMPACT Center of Billings, LLC                                  Montana
IMPACT Center of Fort Smith, LLC                               Tennessee
IMPACT Center of Glendale, LLC                                 Tennessee
IMPACT Center of Mobile, LLC                                   Tennessee
IMPACT Center of Mt. Diablo, LLC                               Tennessee
IMPACT Center of Northridge, LLC                               Tennessee
IMPACT Center of St. Johns, LLC                                Tennessee
IMPACT Center of Tri-City Medical Center, LLC                  Tennessee
IMPACT Center of Washington, D.C., LLC                         Tennessee
Response Oncology of Fort Lauderdale, Inc.                      Florida
Response Oncology of Tamarac, Inc.                              Florida
Response Oncology Management of South Florida, Inc.            Tennessee